                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  ANIXTER LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at Two North Riverside Plaza, 6th Floor, Chicago, Illinois on Thursday, May 25, 2000, at 11:00 a.m., for the purpose of:

     (1) electing 12 Directors;

     (2) approving the Company's Management Incentive Plan; and

     (3) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 5, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Treasurer of Anixter International Inc., 4711 Golf Road, Skokie, Illinois 60076.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James E. Knox
                                          James E. Knox, Secretary

Chicago, Illinois
April 19, 2000

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                            TO BE HELD MAY 25, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 4711 Golf Road, Skokie, Illinois 60076 (telephone 847-677-2600). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 19, 2000. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 25, 2000, at 11:00 a.m., at Two North Riverside Plaza, 6th Floor, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $3,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, IN FAVOR OF Proposal 1 to approve the Management Incentive Plan, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on April 5, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of April 5, 2000, 36,064,725 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes of the shares represented at the meeting and the approval of the Management Incentive Plan will be determined by the affirmative vote of the majority of the shares represented at the meeting. As a result, shares represented at the meeting and entitled to vote for directors, but which abstain from voting or withhold votes, will be counted toward a quorum, will not affect the election of directors, but will in effect be counted against the approval of the Management Incentive Plan, unless such abstention is by virtue of a "broker non-vote."

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at twelve.

     The following table sets forth the name and age as of March 20, 2000 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 59...........  Director of the Company since 1995; Chairman since 1998,
                                 Deputy Chairman from 1994 to 1998 and Chief Executive
                                   Officer from 1987 to 1998 of The Boots Company, a
                                   diversified company engaged in manufacturing, retailing
                                   and real estate; Director of NatWest Group PLC and Diageo
                                   plc.
Robert L. Crandall, 64.........  Director of the Company since 1999; Chairman of the Board of
                                 Directors and Chief Executive Officer from 1985 to 1998 of
                                   AMR Corporation, an air transportation and diversified
                                   services company; Director of American Express Company,
                                   Celestica Inc., Halliburton Company, MediaOne Group, Inc.
                                   and the National Park Foundation.
Rod F. Dammeyer, 59............  Director since 1985, Vice Chairman since 1998 and President and Chief Executive Officer from before 1994 to 1998 of the
                                   Company; Managing Partner since 1998 and Managing Director from 1996 to 1998 of EGI Corporate Investments, a
                                   diversified management and investment business; Director
                                   of ANTEC Corporation, Allied Riser Communications
                                   Corporation, CNA Surety Corp., GATX Corporation, IMC
                                   Global Inc., Matria Healthcare, Inc., Stericycle, Inc.,
                                   and TeleTech Holdings Inc.; and Trustee of Van Kampen,
                                   Inc. closed-end funds.
Robert E. Fowler, Jr., 64......  Director of the Company since 1995; Chief Executive Officer from 1997 to 1999 and President and Director from 1996 to
                                   1999 of IMC Global Inc., a producer of crop nutrients and
                                   animal feed ingredients; President from 1993 to 1996 and
                                   Chief Executive Officer from 1995 to 1996 of The Vigoro
                                   Corporation, a manufacturer and distributor of potash,
                                   nitrogen-based fertilizer and related products; Director
                                   of Arvin Industries, Inc.
Robert W. Grubbs Jr., 43.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994.
F. Philip Handy, 55............  Director of the Company since 1986; a private investor;
                                 Managing Director of EGI Corporate Investments, a
                                   diversified management and investment business, from 1997
                                   to 1999; Partner of Winter Park Capital Company, a private investment firm, from 1980 to 1997; Director of Chart
                                   House Enterprises Inc., Banca Quadrum, S.A., Davel
                                   Communications, Inc., Transmedia Network, Inc. and Wink
                                   Communications, Inc.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Melvyn N. Klein, 58............  Director of the Company since 1985; Managing General Partner of the investment partnership GKH Partners, L.P., since
                                   1987; Attorney and counselor-at-law since 1968; a founder
                                   of Questor Partners Fund, L.P. in 1995 and a principal of
                                   that partnership through 1999; a member of the Advisory
                                   Committee on International Economic Policy to the U.S.
                                   Secretary of State; Director of Santa Fe Snyder Energy
                                   Resources, Inc., Bayou Steel Corporation, Hanover
                                   Compressor Company, Cockrell Oil and Gas, L.P., and ACTV,
                                   Inc.
John R. Petty, 69..............  Director of the Company since 1988; Chairman of TECSEC
                                 Incorporated, a data security company, since 1997; Chairman of Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Director of ANTEC
                                   Corporation.
Sheli Z. Rosenberg, 58.........  Director of the Company since 1990; Vice Chair from 2000 and
                                 President and Chief Executive Officer from 1999 to 2000 of
                                   Equity Group Investments, L.L.C., a private investment
                                   firm; Principal of the law firm Rosenberg & Liebentritt,
                                   P.C. from 1980 to 1997; President and a director of Equity
                                   Group Investments, Inc., a real estate and corporate
                                   investment firm, for more than the past five years;
                                   Director of Capital Trust, Inc., Manufactured Home
                                   Communities, Inc., CVS Corporation, Dynergy Inc. and Danka
                                   Business Systems PLC; and Trustee of Equity Residential
                                   Properties Trust and Equity Office Properties Trust.
Stuart M. Sloan, 56............  Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company;
                                   Chairman of the Board of Directors from 1986 to 1998 and
                                   Chief Executive Officer from 1991 to 1996 of Quality Food
                                   Centers, Inc., a supermarket chain.
Thomas C. Theobald, 62.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Director of Jones, Lang
                                   LaSalle Incorporated, MONY Group, Stein Roe Funds and
                                   Xerox Corporation.
Samuel Zell, 58................  Director since 1984, and Chairman of the Board of Directors since 1985 of the Company; Chairman of Equity Group
                                   Investments, L.L.C. since 1999; Chairman of the Board of
                                   Directors from before 1994 through 1999 of Equity Group
                                   Investments, Inc., a real estate and corporate investment
                                   firm; Chairman of the Board of Directors since 1995 and
                                   Chief Executive Officer from 1995 to 1996 of Manufactured
                                   Home Communities, Inc.; Chairman of the Board of Directors
                                   of American Classic Voyages Co., Capital Trust, Inc.,
                                   Chart House Enterprises, Inc., Danielson Holding
                                   Corporation and Davel Communications, Inc.; Director of
                                   Ramco Energy plc and Chairman of the Board of Trustees of
                                   Equity Residential Properties Trust and Equity Office
                                   Properties Trust.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Petty (Chair), Klein and Theobald, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held seven meetings in 1999.

     The Compensation Committee, currently consisting of Messrs. Sloan (Chair) and Crandall, Lord Blyth and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held four meetings in 1999.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chair) exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee held one meeting in 1999.

     The Board of Directors held six meetings in 1999. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served, except Lord Blyth.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                           COMPENSATION AWARDS
                                                                           -------------------
                                     ANNUAL COMPENSATION                                SECURITIES
                                ------------------------------         RESTRICTED       UNDERLYING       ALL OTHER
            NAME &                        SALARY        BONUS          STOCK AWARD       OPTIONS        COMPENSATION
      PRINCIPAL POSITION        YEAR        ($)          ($)               ($)             (#)              ($)
      ------------------        ----      ------        -----          -----------      ----------      ------------
Robert W. Grubbs..............  1999      500,000      273,450          1,214,110(3)     150,000            2,400(1)
  President & Chief Executive   1998      480,000      293,970                 --        150,000            2,400
  Officer                       1997      420,000      375,000                 --         90,000            2,375
Rod Dammeyer..................  1999      325,000           --                 --        150,000            2,400(1)
  Vice Chairman                 1998      325,000           --                 --        150,000            2,400
                                1997      325,000      512,256                 --         50,000            2,375
Dennis J. Letham..............  1999      295,000      162,000            720,034(3)      50,000            2,400(1)
  Senior Vice
    President--Finance          1998      280,000      175,800                 --         50,000            2,400
  and Chief Financial Officer   1997      260,000      233,450                 --         45,000            2,375
Lisa Kearns Lanz..............  1999      180,000      119,100                 --          5,000              519(1)
  Vice President--Controller    1998      170,000       66,220                 --          5,000               --
                                1997(2)    58,846       28,236                 --          6,500               --
John A. Dul...................  1999      160,000      158,000(4)              --          5,000            2,400(1)
  General Counsel and           1998      143,750       58,300                 --          5,500            2,400
  Assistant Secretary           1997      115,000       63,050                 --          5,000            2,375

---------------
(1) Contributions to employee savings plan.

(2) 1997 compensation since date of hire, August 25, 1997.

(3) Value of restricted shares on date of grant. The restricted shares vest annually in thirds beginning on the second anniversary of the grant or earlier in the case of certain events. The 59,406 and 35,231 restricted shares earned by Messrs. Grubbs and Letham, respectively, for the achievement of the 1999 goal under the enhanced portion of the management incentive plan are subject to the approval of the stockholders. See "Proposal 1--Approval of Management Incentive Plan."

(4) Includes special project bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                 -------------------------
                                 NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                 UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                  GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
             NAME                   (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
             ----                ----------   ------------   -----------   ----------       -----           ------
Robert W. Grubbs(3)............   150,000         13.4%        12.6875      3-01-09       1,196,864        3,033,090
Rod Dammeyer(2)(3).............   150,000         13.4%        12.6875      3-01-09         915,463        2,214,710
Dennis J. Letham(3)............    50,000          4.5%        12.6875      3-01-09         398,955        1,011,030
Lisa Kearns Lanz(3)............     5,000           .4%        12.6875      3-01-09          39,895          101,103
John A. Dul(3).................     5,000           .4%        12.6875      3-01-09          39,895          101,103

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

(2) Of these options, 100,000 have special vesting terms (see Compensation Committee Report) and expire on 3-01-06.

(3) 25% of options become exercisable on each anniversary of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                   AT FY-END(#)           AT FY-END($)
                                        SHARES       VALUE     --------------------   --------------------
                                      ACQUIRED ON   REALIZED       EXERCISABLE/           EXERCISABLE/
                NAME                  EXERCISE(#)     ($)         UNEXERCISABLE          UNEXERCISABLE
                ----                  -----------   --------      -------------          -------------
Robert W. Grubbs(1).................    80,000      757,000      150,000/330,000         417,656/1,802,344
Rod Dammeyer........................         0            0      492,083/306,250       3,353,715/1,696,094
Dennis J. Letham(1).................    23,500      191,500      127,750/126,250         790,206/647,969
Lisa Kearns Lanz....................         0            0        4,500/12,000           12,516/60,172
John A. Dul(1)......................     1,500       10,500       13,825/12,875           98,445/66,898

---------------
(1) Includes options for shares of Anixter Inc.

                               PENSION PLAN TABLE

   ANNUAL
REMUNERATION
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 24,000   $ 36,000   $ 48,000   $ 60,000   $ 72,000   $ 72,000
   300,000      18,000     37,000     56,000     74,000     93,000    111,000    111,000
   400,000      25,000     50,000     75,000    100,000    125,000    150,000    150,000
   500,000      31,000     63,000     95,000    126,000    158,000    189,000    189,000
   600,000      38,000     76,000    114,000    152,000    190,000    228,000    228,000
   700,000      45,000     89,000    134,000    178,000    223,000    267,000    267,000
   800,000      51,000    102,000    153,000    204,000    255,000    306,000    306,000
   900,000      58,000    115,000    173,000    230,000    288,000    345,000    345,000
 1,000,000      64,000    128,000    192,000    256,000    320,000    384,000    384,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham and Dul and Ms. Lanz, who have 22, 7 and 10 and 3 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1999 will be the salary shown in the summary compensation table for 1999 and the bonus shown in that table for 1998. Under the enhanced portion of the management incentive plan in effect in 1999 and 2000, the regular bonus opportunities for Messrs. Grubbs and Letham were halved; therefore, their cash bonuses for these years will be doubled in computing their covered compensation for pension purposes.

     In the case of Mr. Dammeyer it had been agreed that he would receive an annual straight life annuity amount (which is not reduced for Social Security benefits) upon retirement at age 65 of $550,000 under the Company's funded and unfunded defined benefit pension plans. In 2000 Mr. Dammeyer's unfunded pension benefits were cashed out. As a result, he will be entitled only to the annuity amounts provided by the Company's funded plan as set forth in the above table. The annual remuneration upon which this benefit is based is limited by federal tax rules to a maximum amount, which in 1999 was $160,000. Mr. Dammeyer has 14 years of service.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these stock units or warrants granted in prior years.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. Grubbs and Letham are employed pursuant to contracts terminable on six months notice by either party, or earlier if there is good cause for termination as defined in the contracts. Good cause for termination by the executive includes forced relocation, significant reduction of salary, regular bonus opportunity, and other benefits, no longer holding his current position as defined in the contracts or any other significant reduction of responsibilities. Good cause for termination by the Company includes material fiduciary breaches and dishonest acts. If employment is terminated by the executive for good cause or by the Company without good cause within four years after a change of control as defined in the contracts, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his regular bonus for that year and his salary and regular bonus for the next two years, (ii) all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life, (iii) his medical and life insurance coverage will continue during this two year period, (iv) if the change of control occurs in 2000, he will be cashed out of his enhanced incentive opportunity for that year, see "Compensation Committee Report on Executive Compensation," based on the average price of the Common Stock for the trading days in 2000 prior to the change of control, and (v) he will be held harmless from any golden parachute federal excise tax on these benefits. The executive is required to delay his termination for a specified period if the good cause is based on a change of position or reduction in responsibilities, but his stock options will vest at the time of the change of control if he is not continuing in his current position. If in connection with a change of control, at least 25% of the Common Stock is being exchanged for any consideration other than publicly traded common stock, the contracts provide that the executive's stock options will be exercisable to the extent necessary to enable the executive to participate in such exchange on a pro rata basis. Change of control is defined by the contracts as any third person (other than Sam Zell and his affiliates) acquiring at least 25% of the Common Stock or substantially all the assets of the Company or the majority of the directors of the Company being comprised of individuals who were not nominated by the Board of Directors of the Company. Such a change of control will also vest the restricted shares granted to Messrs. Grubbs and Letham and the other participants in the enhanced portion of the Company's management incentive plan. See "Compensation Committee Report on Executive Compensation."

     Mr. Dammeyer is employed pursuant to a contract that provides for the continuation of his employment through 2000. The contract provides for the continuation of his salary and bonus opportunity (for which the parties have substituted additional stock options) and such long-term incentives as the Company shall determine to grant. Upon the termination of Mr. Dammeyer's employment after 2000 or the earlier termination by the Company, all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life. Mr. Dammeyer is permitted to engage in other business activities that do not interfere with the performance of his duties for the Company.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Lord James Blyth, Sheli Rosenberg, and Stuart Sloan for all of 1999, Robert Fowler for the first half of 1999 and Robert Crandall for the latter portion of 1999 were members of the Compensation Committee of the Board of Directors.

     In some portion or all of 1999, the following relationships existed: Rod Dammeyer, Vice Chairman of the Company, was a member of the Compensation Committee of the Board of Directors of IMC Global, Inc. and Mr. Fowler was an executive officer and director of that company; Mr. Dammeyer was a member of the Compensation Committee of Jacor Communications, Inc. and Samuel Zell, Chairman of the Company, was an executive officer and director of that company; and Messrs. Zell and Dammeyer and Mrs. Rosenberg served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg, Mr. Dammeyer and/or Mr. Zell.

     The Company in the normal course of business sold $3,035,256 of products in 1999 to Allied Riser Communications Corporation. Messrs. Zell and Dammeyer and Mrs. Rosenberg are executive officers of the limited liability company that owns approximately 11.5% of Allied Riser and an entity beneficially owned by Mr. Zell owns a majority interest in this limited liability company.

     In 1999, the Company entered into a financial advisory agreement with Equity Group Investments, L.L.C. ("EGI"). This agreement provides for EGI to provide financial advisory services as requested by the Company in connection with tender offers, acquisitions, sales, mergers and similar transactions. For such services, EGI will be paid a fee of 49 basis points of the enterprise value of the transaction (amount paid plus assumed debt). EGI is beneficially owned by trusts for the benefit of Mr. Zell and his family, and Mr. Dammeyer and Mrs. Rosenberg are executive officers of EGI. The terms of this agreement were determined by the Audit Committee.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. From time to time, the Committee reviews studies comparing the compensation of the Company's executives with the compensation of similar executives of selected groups of companies. The companies in the comparison groups were selected because they were believed to be representative of the types of companies with which the company competes for executives. The companies in the comparison group were of all sizes and in several industries and have no correlation to the companies included in the peer group used in the "Performance Graph." Because of the great differences in size and industry between the Company and the companies in the comparison group, the determination of the Committee that the current compensation of the Company's executives is consistent with the Company's compensation policy is subjective.

     The salary of Mr. Grubbs was increased 4% in 1999 primarily to offset inflation.

     At the beginning of 1999, the Company announced aggressive goals to be achieved by year-end 2000. To provide an incentive to meet these goals, an enhanced incentive plan for 1999 and 2000 was adopted for Messrs. Grubbs and Letham and several other key employees. In the case of Messrs. Grubbs and Letham, the payment of any rewards under this enhanced incentive plan is subject to the approval of the stockholders. See "Proposal 1--Approval of Management Incentive Plan." A target of approximately 144% of salary was established for Messrs. Grubbs and Letham. A goal for operating earnings before non-recurring items was established for each of 1999 and 2000. Achievement of these goals earns 100% of target. Achievement between approximately 90% and 110% of these goals earns between 50% and 150% of target. In 1999, the maximum of 150% of target was earned. The amount earned for the year is paid in restricted shares of Common Stock based on the average closing price of the stock for that year. The restricted shares vest in thirds beginning on the second anniversary of the grant or earlier in the case of death, disability, a change of control or any termination of employment, other than a voluntary termination of employment by the holder. Unvested shares are forfeited if the holder voluntarily terminates his employment. Subject to the approval of the stockholders, Messrs. Grubbs and Letham will be issued 59,406 and 35,231 restricted shares, respectively, for their achievement of the 1999 goal under the enhanced portion of their management incentive plan.

     Messrs. Grubbs and Letham continued to participate in the regular portion of the management incentive plan, but their targets for this portion of the plan were set at 50% of their normal targets. Mr. Grubbs' regular incentive target opportunity for 1999 was established at 40% of his salary, with one third of this opportunity determined by the operating earnings of Anixter Inc., the Company's operating subsidiary, one third of this opportunity determined by Anixter Inc.'s return on tangible capital, and one third of this opportunity determined by the achievement of specified qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 1999 of $273,450. This represented 137% of his regular incentive target because each of the Company's financial goals and his qualitative goals in the aggregate were exceeded.

     The incentive opportunities for the other executive officers who participated in the 1999 regular incentive plan were set by the Committee at the beginning of the year at amounts ranging from approximately 40% of salary for Mr. Letham to 50% of salary for the highest paid of the other executive officers participating in the plan. A portion of this opportunity ranging from two thirds for Mr. Letham to 75-70% for the others, was based on the financial results of Anixter Inc. and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon responsibilities. Incentive awards for 1999 for these executive officers were from 135% to 126% of target incentive opportunities because each of the financial targets were exceeded and the qualitative goals in the aggregate of each participant were substantially met or exceeded.

     The grants to executives of options to purchase stock were based on guidelines adopted in 1998. The number of shares provided by the guidelines for each executive was determined at that time by taking a percentage of the executive's then salary and dividing that amount by the then value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants.

     In lieu of participation in the 1999 incentive plan, Mr. Dammeyer was granted an additional option for 100,000 shares which does not become exercisable until the earlier of the price of the stock closing above $19 for more than 10 consecutive days, six years from the grant, or the termination of Mr. Dammeyer's employment in accordance with his employment agreement.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual incentive awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Stuart Sloan
Lord James Blyth
Robert L. Crandall
Sheli Z. Rosenberg

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
           Description                 1994         1995         1996         1997         1998         1999
----------------------------------------------------------------------------------------------------------------
 Anixter Intl Inc ($)                $100.00      $107.58      $ 93.14      $ 95.31      $117.33      $119.14
 S & P 500 ($)                       $100.00      $137.58      $169.17      $225.60      $290.08      $351.12
 Peer Group Only ($)                 $100.00      $120.10      $140.61      $162.53      $143.80      $129.59
 Russell 2000 ($)                    $100.00      $128.40      $149.66      $183.13      $178.46      $216.40

     As a result of the Company's repurchase of a significant amount of its common stock and corresponding reduction of its market capitalization, the Company has determined that the S&P 500 no longer provides a meaningful comparison. Accordingly, the Company has selected the Russell 2000 Index, which includes small and mid-cap companies, as a more comparable broad equity market index.

     The Company's Peer Group Index consists of the following companies: Anicom Inc., Arrow Electronics Inc., Avnet Inc., W.W. Grainger Inc., Ingram Micro, Kent Electronics Corp., Pioneer-Standard Electronics, Inc., Premier Farnell, and Tech Data. This peer group was selected based on a review of publicly available information about these companies and the Company's determination that they are engaged in distribution businesses similar to that of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 5, 2000, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options or warrants exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                OPTIONS
                                                                  AND
                                                                WARRANTS
                                                  COMMON       FOR COMMON                PERCENT
                                                   STOCK         STOCK        TOTAL     OF CLASS
                                                -----------    ----------   ---------   ---------
Name of Beneficial Owner(1)
  Lord James Blyth............................     13,991(7)      10,000       23,991           *
  Robert L. Crandall..........................      6,111(9)           0        6,111           *
  Rod F. Dammeyer.............................    323,397(3)     598,333      921,730      2.5%(6)
  Robert E. Fowler, Jr........................     13,991(7)      10,000       23,991           *
  F. Philip Handy.............................   104,991(10)      50,000      154,991           *
  Melvyn N. Klein.............................     36,991(4)(7)   60,000       96,991           *
  John R. Petty...............................     10,082(8)      50,000       60,082           *
  Sheli Z. Rosenberg..........................    59,277(10)      30,000       89,277           *
  Stuart Sloan................................    168,991(7)      10,000      178,991           *
  Thomas C. Theobald..........................     36,991(7)      10,000       46,991           *
  Samuel Zell.................................  5,573,884(5)      75,000    5,648,884     15.6%(6)
  Robert W. Grubbs(2).........................       23,725      270,000      293,725           *
  Dennis J. Letham(2).........................        4,401      136,250      140,651           *
  Lisa Kearns Lanz............................           --        7,000        7,000           *
  John A. Dul(2)..............................        4,387       12,750       17,137           *
All directors and executive officers as a
  group including the above-named
  persons(2)..................................    6,669,374    1,647,146    8,316,520     22.1%(6)

---------------
* Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Mr. Grubbs, Mr. Letham, Mr. Dul and all directors and executive officers as a group have shares or options exercisable within 60 days of the date of this table to purchase shares of Anixter Inc., totalling 80,000, 67,500, 7,700 and 155,467, respectively, which represent in each case less than 1% of the stock of Anixter Inc.

 (3) Includes 14,200 shares held by Mr. Dammeyer's spouse and of which Mr. Dammeyer disclaims beneficial ownership.

 (4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

 (5) The shares of Common Stock shown in this table include shares that are owned (a) by a limited liability company whose sole member is a trust company, as trustee of a trust of which Mr. Zell and members of his family are beneficiaries, (b) by a limited liability company whose sole member is a limited liability company whose sole managing member is a corporation wholly owned by a trust company, as trustee of a trust of which Mr. Zell and members of his family are beneficiaries, and (c) by a partnership of which the Samuel Zell Revocable Trust is one of two general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of the shares of Common Stock held by the partnership.

 (6) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

 (7) Includes 13,991 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (8) Includes 3,299 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (9) Includes 4,111 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10) Includes 825 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 5, 2000 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                    NAME AND ADDRESS OF            AMOUNT AND NATURE OF            PERCENT
OF CLASS                   BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            OF CLASS
--------                  -------------------            --------------------            --------
Common          SZRL Investments                                  570,000(1)              22.2%(4)
                Samstock, L.L.C                                    81,637(1)
                Samstock/SIT, L.L.C                             4,840,913(1)
                Robert H. and
                Ann Lurie Trust                                 2,327,379(1)
                Anda Partnership                                   26,668(1)
                LFT Partnership                                    26,668(1)
                Samuel Zell                                       156,334(1)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          TIG Partners, L.P                               5,554,000(2)              15.4%
                200 West Madison Street
                Suite 3800
                Chicago, Illinois 60606
Common          Lazard Freres & Co. LLC                         2,511,970(3)               7.0%
                30 Rockefeller Plaza
                New York, New York 10020

---------------
(1) SZRL Investments is a partnership, the general partners of which are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samstock/SIT, L.L.C. is a limited liability company whose sole member is Chai Trust Company, L.L.C., a limited liability company, as trustee of the Sam Investment Trust. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. Samstock, L.L.C. is a limited liability company whose sole member is SZ Investments, L.L.C. SZ Investments, L.L.C. is a limited liability company whose sole managing member is a corporation wholly owned by the Sam Investment Trust. The non-managing members are two partnerships whose partners are trusts created for the benefit of Mr. Zell and his family. Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust. Anda Partnership and LFT Partnership are general partnerships, the partners of which are trusts created for the benefit of Mrs. Lurie and her family. Mr. Zell and Mrs. Lurie disclaim beneficial ownership of the stock owned by SZRL Investments. Mr. Zell disclaims beneficial ownership of the stock owned by the Robert H. and Ann Lurie Trust, Anda Partnership and LFT Partnership. Mrs. Lurie disclaims beneficial ownership of the stock owned by Samstock/SIT, L.L.C. and Samstock, L.L.C. The amounts shown include 75,000 shares obtainable within 60 days of the date of this table by the exercise of options by Mr. Zell.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G, dated January 28, 2000, Lazard Freres & Co. LLC has sole power to vote 2,075,700 shares and sole power to dispose of 2,511,970 shares.

(4) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and an affiliate of Messrs. Zell and Dammeyer and Mrs. Rosenberg, see "Compensation Committee Interlocks and Insider Participation."

                                   PROPOSAL 1

                     APPROVAL OF MANAGEMENT INCENTIVE PLAN

     Executives of the Company earn bonuses under a Management Incentive Plan (the "MIP") adopted each year by the Compensation Committee (the "Committee") of the Board of Directors. The Committee has determined that the availability of the MIP for 2000 and subsequent years should be subject to the approval of the MIP by the stockholders of the Company at the 2000 Annual Meeting. In addition, the payment of the award earned by Messrs. Grubbs and Letham under the enhanced portion of the MIP for 1999 is subject to the approval of the stockholders at this meeting. See "Compensation Committee Report on Executive Compensation." Approval of the stockholders is being sought so that, to the maximum extent permitted, the amounts paid pursuant to the MIP will not be subject to, or cause other compensation to be subject to, the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 (the "Act") on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the "IRS Million Dollar Limitation"). To date the IRS Million Dollar Limitation has not had any significant impact of the Company.

     The purpose of the MIP is to provide awards to the executives of the Company for the achievement of specified financial or other objective goals of the Company for a year or for a specified number of years. Additionally, a minority portion of the target of a participant may be dependent on the subjective determination of the Committee or an executive officer of the achievement of qualitative goals. Any subjectively determined amounts will continue to be subject to the IRS Million Dollar Limitation. All executive officers, their direct reports, and other key employees with annual salaries in excess of $150,000 are eligible to be selected to receive an award under the MIP. (Other selected employees participate in similar plans that the stockholders are not being asked to approve.) The participants in the MIP are determined each year by the Committee and the number of participants will vary from year to year. In 2000, six executive officers and 37 other executives are participating in the MIP.

     A target expressed as a percentage of salary is assigned each year by the Committee to participants. The targets, which currently range from 190% to 20% percent of salary, may be as high as 200% and as low as 20% of salary. The actual awards may range from zero to 200% of the assigned targets depending on the achievement of the objectives established by the Committee (or in the case of qualitative goals, by the Committee or an executive officer) during the first 90 days of each year.

     The financial objectives may be (i) operating, pretax, or net earnings of the Company, a subsidiary, a division or business unit thereof, or an other entity where there is a significant investment by the Company and opportunity to influence the performance of that entity; (ii) earnings per share of the Company; (iii) cash flow of any of these entities; (iv) return on capital, tangible or total, employed by any of these entities as measured by any of these earnings; (v) achievement of specified revenues or proceeds from specified activities, in or out of the ordinary course of business, or (vi) other similar financial objectives that the Committee determines to be in the interest of the Company. Which of these measures are utilized and the percent of target earned by the levels of achievement of the selected measures, including the weighting of the selected measures, is determined by the Committee when the objectives for the year are established.

     The targets, measures and weighting utilized for 1999 are discussed above under "Compensation Committee Report on Executive Compensation."

     The Committee is comprised of "outside" directors as provided by the regulations under the Act. The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the MIP, and the Committee's interpretation of the MIP and all actions taken by it and determinations made by it are binding on the participants and the Company. No Board or Committee member will be liable for any determination, decision or action made or taken under the MIP in good faith.

     The Committee may amend or terminate the MIP at any time, provided however, that in no event can the Committee, after the period for establishing the objectives for a year, adjust for that year any targets, objectives, or the percent of target earned by levels of achievement of each objective in a manner that would increase the amount of compensation that would be payable under the MIP without such adjustment. Any such compensation would be outside the MIP and subject to the IRS Million Dollar Limitation.

     No participant in the MIP may receive an annual award under the MIP of more than $3,000,000 as this amount is increased by inflation in the Consumer Price Index after December 31, 2000. Except as described below, amounts earned under the MIP are determined and paid as soon as practical after the end of each year or if based on multiple years, the end of the last year of that period. To the extent permitted by the applicable regulations of the Internal Revenue Service and the terms of the Company's 401(k) saving plan, such amounts may be contributed by the participants to that plan. To the extent such contribution is not permitted by the applicable regulations, executive officers and other participants designated by the Committee may elect to defer payment of amounts earned under the MIP to a later date under deferred compensation arrangements adopted by the Company from time to time. Currently executive officers and other participants designated by the Company are eligible to defer payment of all or such portion of awards under the MIP as they individually determine. Such deferred amounts currently accrue interest at 140% of the U.S. Treasury 10-year note rate in effect from time to time, plus up to 200 basis points for the achievement of financial objectives as described above. The Committee in establishing the MIP for a year may determine that all or a portion of an award payable under the MIP to certain participants shall or may be paid in Common Stock or phantom stock that may or may not be restricted. The computation of the amount of stock may be based on the average market price of the stock over a period, up to one year, selected by the Committee, or based on a percentage, not to be less than 75%, of the market price of the stock at the end of the year for which the award was earned, or during a period during the last month of that year selected by the Committee. For description of current use of restricted stock, see "Compensation Committee Report on Executive Compensation."

     The amounts that will be paid pursuant to the MIP for 2000 and subsequent years are not determinable at this time. Set forth below are the amounts earned under the MIP for 1999:

                 NAME & PRINCIPAL POSITION                    $ EARNED
                 -------------------------                    --------
Robert W. Grubbs............................................  1,487,560
Rod Dammeyer................................................          0
Dennis J. Letham............................................    882,034
Lisa Kearns Lanz............................................    119,100
John A. Dul.................................................     88,000
All executive officers, including the above named persons...  2,700,494
All employees, other than those who are executive
  officers..................................................  5,680,430

---------------
* Includes value as of February 18, 2000 of restricted shares of Common Stock vesting over 4 years, which in the case of 59,406 and 35,231 shares for Messrs. Grubbs and Letham, respectively, are subject to the approval by the stockholders of the MIP.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of and transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that in 1999, a report required to be filed on Form 4 by James E. Knox, an executive officer of the Company, was filed late due to a Company oversight.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 2000. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 20, 2000 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2001 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 19, 2000

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          JAMES E. KNOX, Secretary

                        ANIXTER MANAGEMENT INCENTIVE PLAN

         1. PURPOSE AND EFFECTIVE DATE. Anixter Inc. has established this Management Incentive Plan (the "Plan") to provide awards to its executives and other key employees for the achievement of goals for a year or a specified number of years. The effective date of the Plan shall be January 1, 1999 subject to the approval of the shareholders of Anixter International Inc. (the "Company") at the 2000 Annual Meeting.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors, or the Compensation Committee of the Company's Board of Directors or such other Board committee as the Board may designate (the "Committee"). The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee's interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

         3. AWARDS UNDER THE PLAN. A target expressed as a percentage of salary shall be assigned each year by the Committee to participants. The targets may be as high as 200% and as low as 20% of salary.

         At least 51% of the target shall be dependent on the achievement of financial objectives such as (i) operating, pretax, or net earnings of the Company, a subsidiary, a division or business unit thereof, or an other entity where there is a significant investment by the Company and opportunity to influence the performance of that entity; (ii) earnings per share of the Company; (iii) cash flow of any of these entities; (iv) return on capital, tangible or total, employed by any of these entities as measured by any of these earnings; (v) achievement of specified revenues or proceeds from specified activities, in or out of the ordinary course of business, or (vi) other similar financial objectives that the Committee determines to be in the interest of the Company. Up to 49% of the target of a participant may be dependent on the subjective determination of the Committee or an executive officer of the achievement of qualitative goals.

         The actual awards may range from zero to 200% of the assigned targets depending on the achievement of the objectives established by the Committee (or in the case of qualitative goals, by the Committee or an executive officer) during the first 90 days of the year.

         4. ELIGIBILITY. All executive officers of the Company and their direct reports and all other key employees of the Company and its subsidiaries with annual salaries in excess of $150,000 are eligible to be selected to receive an award under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason and consistent with the terms of the Plan. No person may be awarded for any one year more than $3,000,000, as this amount is adjusted for inflation in the Consumer Price Index after December 31, 2000.

         5. PAYMENT OF AWARDS. Amounts earned under the Plan shall be determined and be paid as soon as practical after the end of each year or if based on multiple years, the end of the last year of that period. The Committee in establishing the targets and goals for a year may determine that all or a portion of an award payable under the Plan to certain participants shall or may be paid in stock or phantom stock of the Company that may or may not be restricted. The computation of the amount of stock may be based on the average market price of the stock over a period, up to one year, selected by the Committee, or based on a percentage, not to be less than 75%, of the market price of the stock at the end of the year for which the award was earned or during a period during the last month of that year selected by the Committee

         6. AMENDMENT OF THE PLAN. The Committee may amend or terminate the Plan at any time, provided however, that in no event can the Committee, after the period for establishing the objectives for a year, adjust for that year any targets, objectives, or the percent of target earned by levels of achievement of each objective in a manner that would increase the amount of compensation that would be payable under the Plan without such adjustment.

PROXY                                                                      PROXY

                      PROXY SOLICITED BY AND ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                           ANIXTER INTERNATIONAL INC.


     The undersigned hereby appoints Robert W. Grubbs, Jr., Dennis J.           COMMENTS/ADDRESS CHANGE:
Letham and James E. Knox and each of them (with full power of substitution      (PLEASE MARK COMMENT/ADDRESS
in each) proxies of the undersigned to vote at the Annual meeting of            BOX ON REVERSE SIDE.)
Stockholders of Anixter International Inc. to be held at 11:00 A.M., Central
Time, May 25, 2000, at Two North Riverside Plaza, 6th Floor, Chicago,           -----------------------------------
Illinois, and at any adjournments thereof, all of the shares of Common Stock
of Anixter International Inc. in the name of the undersigned on the record      -----------------------------------
date.
                                                                                -----------------------------------
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS                          -----------------------------------
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF ALL NOMINEES AND FOR THE APPROVAL OF THE                            -----------------------------------
MANAGEMENT INCENTIVE PLAN.
                                                                                -----------------------------------




                                      PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.




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



                                                                                                                               ----
1. Election of the following nominees as directors:                                                   PLEASE CHECK BOX IF YOU |    |
   Lord James Blyth, Robert L. Crandall, Rod F. Dammeyer,                 FOR           WITHHOLD        INTEND TO BE PRESENT  |    |
   Robert E. Fowler, Jr., Robert W. Grubbs, Jr., F. Phillip          ALL NOMINEES       AUTHORITY            AT MEETING        ----
   Handy, Melvyn N. Klein, John R. Petty, Sheli Z. Rosenberg,            -----            -----
   Stuart M. Sloan, Thomas C. Theobald and Samuel Zell.                 |     |          |     |
                                                                        |     |          |     |
Withhold for the following only:                                         -----            -----
(Instruction:  Write the name of the nominee(s) from whom you are                                      COMMENT/ADDRESS CHANGE
               withholding your vote in this space).                                                    Please mark this box   ----
                                                                                                          if have written     |    |
------------------------------------------------------------------                                        comments/address    |    |
                                                FOR      AGAINST      ABSTAIN                           change on the reverse  ----
                                               -----      -----        -----                                    side.
2. Approval of Management Incentive Plan.     |     |    |     |      |     |
                                              |     |    |     |      |     |      3. In their discretion, such other matters as
                                               -----      -----        -----          properly may come before the meeting or at any
                                                                                      adjournment(s) thereof.

                                                                                                   Dated:                     , 2000
                                                                          ----------                     ---------------------
                                                                                    |
                                                                                    |              ---------------------------------
                                                                                    |                  (Signature of Stockholder
                                                                                    |
                                                                                                   ---------------------------------
                                                                                                      (Signature if held Jointly)

                                                                                                   IMPORTANT: Please date this proxy
                                                                                                   and sign exactly as your name
                                                                                                   appears hereon. If stock is held
                                                                                                   jointly, both holders should
                                                                                                   sign. Executors, administrators,
                                                                                                   trustees, guardians and others
                                                                                                   signing in a representative
                                                                                                   capacity should give full title.
                                                                                                   PLEASE MARK, SIGN, DATE, AND
                                                                                                   RETURN THIS PROXY CARD PROMPTLY
                                                                                                   USING THE ENCLOSED ENVELOPE.

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